Exhibit 10.17

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

SUPPLY AGREEMENT

This Agreement made by and between VINTAGE PHARMACEUTICALS, INC., an Alabama corporation (hereinafter “VINTAGE”) and NORAMCO, a division of McNeilab, Inc., a Pennsylvania corporation (hereinafter “NORAMCO”).

In consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Definitions When used herein, the following terms shall have the meanings specified below:

1.1 “Affiliate” of a party to this Agreement shall mean any corporation or partnership or other entity which directly or indirectly controls, is controlled by or is under common control with such party. “Control” shall mean the legal power to direct or cause the direction of the general management or partners of such entity whether through the ownership of voting securities, by contract or otherwise.

1.2 “Available Requirements” shall be that portion of VINTAGE’S total annual requirements for a Product for which VINTAGE has approval from, and is in good standing with, the FDA to use NORAMCO material and for which NORAMCO is a supplier approved by the Federal Food and Drug Administration.

1.3 “Products” shall mean ***.

1.4 “Term” shall mean the term of this Agreement, which shall be for a period commencing on January 1, 2001, the effective date of this Agreement and terminating unless sooner terminated pursuant to this Agreement, on December 31, 2005.

1.5 “Territory” shall mean the fifty (50) states of the United States of America and the District of Columbia.

2. Purchase and Sale of Products

a) During the term of this Agreement, NORAMCO shall, in a timely manner, supply VINTAGE with those quantities of Products as ordered by VINTAGE pursuant to this Agreement. The Products shall conform to the specifications set forth in Exhibit A, Exhibit B, and Exhibit C to this Agreement and as may subsequently be mutually agreed upon in writing by the parties hereto (the “Product Specifications”).

b) The prices to be charged by NORAMCO to VINTAGE as set forth in Section 4 hereof shall include all delivery costs for F.O.B. destination. The risk of loss with respect to Products shall remain with NORAMCO until Products are delivered to VINTAGE at its facilities or at such other location as shall be designated by VINTAGE as a point of delivery.

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NORAMCO shall pack all Products ordered hereunder in individual package size quantities as specified by VINTAGE, or as agreed to by the parties, in a manner suitable for safe shipment. Payment terms on all orders shall be net *** days except by mutual consent. VINTAGE shall remit payment for each respective order of Products which it places pursuant to this Agreement within *** days of its receipt of such ordered Products (and applicable invoices therefor), provided that such Products comply with the terms of this Agreement. If at any time, VINTAGE’S payment obligations to NORAMCO are in arrears, NORAMCO shall have the right to refuse to supply any further Product to VINTAGE until the arrearage has been satisfied.

c) (1) In the event VINTAGE wishes to change a specification after execution of the Agreement, NORAMCO will calculate the cost and advise VINTAGE of the one time charge. VINTAGE may either remit or elect not to change the specification.

If NORAMCO is required to change any specification in order to meet then-applicable regulatory requirements, NORAMCO will promptly notify VINTAGE of such changes and the cost of such changes. If VINTAGE is unable or unwilling to make necessary changes as a result of the NORAMCO changes, VINTAGE will have the option of terminating the Agreement.

(2) During the term of this Agreement, NORAMCO agrees to notify VINTAGE of any and all proposed process changes, or specification changes which may materially effect the integrity and/or quality of the Product or which may or shall be considered a material change by the FDA or shall require a supplement to the FDA. NORAMCO further agrees that it will supply VINTAGE with samples of Product which have undergone process or specification changes, described above, permitting VINTAGE the time and opportunity to perform necessary testing, reformulation, filing with the FDA, and receive FDA approval, if required prior to shipment of Product for production batches to VINTAGE. Upon receipt of the new specification samples supplied by NORAMCO, it shall be the duty of VINTAGE to perform all required acts in a timely manner. NORAMCO shall continue to uninterruptedly supply Product to VINTAGE consistent with VINTAGE’S approved Product’s Specification Sheet according to and consistent with VINTAGE purchase orders until approval is received by VINTAGE from the FDA, if required, for the product manufactured under the new process. NORAMCO agrees to supply VINTAGE with Product, which conforms to VINTAGE specification as filed and approved by the FDA, which has not undergone a process or specification change, described above, until such time that VINTAGE has received approval by the FDA, if required, for the new process Product.

(3) NORAMCO shall Provide to VINTAGE, without charge, all statistical, analytical and laboratory testing methods of the product including known impurities, degradents, etc., as needed and required for NDA and ANDA submissions, or other FDA requests and/or requirements.

3. Purchase Agreement During the term of this Agreement and subject to the terms, conditions and limitations herein set forth, and further subject to NORAMCO’S ability to supply VINTAGE’S requirements, VINTAGE shall purchase from NORAMCO at least *** of VINTAGE’S Available Requirements for Products to be sold in the Territory for which VINTAGE has received FDA approval, remains in good standing, and continues to own the ANDA or continues to manufacture the Product(s) as authorized by the NDA or ANDA. If

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NORAMCO cannot supply VINTAGE’S Available Requirements, VINTAGE shall have the option of sourcing the Product that NORAMCO is unable to supply from another qualified supplier, subject to the terms of Section 5 hereof.

4. Pricing

A. Base Price

The base price to be charged by NORAMCO for each Product during the calendar year 2001 shall be:

***	$	*	**
***	$	*	**
***	$	*	**

When VINTAGE purchases from NORAMCO a quantity of each Product during the calendar year equal to the Qualifying Quantity in the following chart, VINTAGE shall be entitled to a rebate equal to:

((Qualifying Quantity) multiplied by (Amount of Rebate Per Kilogram)) less (any rebates already paid during the calendar year in accordance with this Section of 4A).

The rebate shall be calculated by NORAMCO and paid to VINTAGE within thirty (30) days of the end of each quarter.

	Base Price Per Kilogram			Rebate Qualifying Quantity		Rebate Per Kilogram

***
0 to 1,000 kg	$	*	**	*	**	$	*	**
1,001 to 2,000	$	*	**	*	**	$	*	**
2,001 to 3,000	$	*	**	*	**	$	*	**
3,001 or more	$	*	**	*	**	$	*	**

***
0 to 2,000 kg	$	*	**	*	**	$	*	**
2,001 to 2,500	$	*	**	*	**	$	*	**
2,501 to 3,500	$	*	**	*	**	$	*	**
3,501 to 5,000	$	*	**	*	**	$	*	**
5,001 or more	$	*	**	*	**	$	*	**

***	$	*	**	*	**		*	**

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B. Escalation

The Base Price per kilogram of each of the Products is the sum of a “Raw Materials Component” and an “Other Costs Component”. For each product, the Raw Material Component for Base 2001 is shown below:

Raw Material Component
***	$	*	**
***	$	*	**
***	$	*	**

The other Costs Component is the Base Price less the Raw Material component.

Beginning on January 1, 2002, and on each ensuing January 1, all prices set forth above are subject to automatic changes on an annual basis. Such changes shall be limited to the sum of the following changes:

1)	The change in the “Raw Materials Component” shall be in the proportion as the change in the then-current price of *** over the March 2001 *** price as determined by the Government of ***. NORAMCO will have its Certified Public Accountants verify the *** price increases at VINTAGE’S request.

In addition, if during the calendar year, *** prices increase or decrease by a total of ***% or more, an adjustment as described above will be made three (3) months after the effective date of the *** price increase or decrease which is in excess of ***% over the January 1 price for that year.

2)	The change in the “Other Costs” component shall be in the same proportion as NORAMCO’S actual cost increase not to exceed the percentage increase in the then current Producer Price Index over the December 2000 Producer Price Index.

C. *** Market Subsidy

Beginning January 1, 2002 if NORAMCO’S total shipments, or VINTAGE purchase orders, of *** exceed *** kilograms during a given calendar year, VINTAGE shall receive a “Market Subsidy” based on VINTAGE’S production of *** SKUs. The amount of this Market Subsidy will be calculated by VINTAGE at the end of the calendar year as follows;

(Subsidized Quantity) times (Subsidy Price)

1.	The “5/500 Percentage” shall be defined as the percentage of VINTAGE’S total usage of *** during the calendar year used for production of *** 5/500 SKUs.

2.	The “Subsidized Quantity” shall be defined as the lesser of:

A)	(VINTAGE’S total purchases of *** from NORAMCO during the calendar year) times (the 5/500 Percentage)

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B)	VINTAGE’S total purchases of *** from NORAMCO during the calendar year) times (***):

3.	The “Subsidy Price” shall be defined as:

($*** Per Kilogram) less (the Rebate Per Kilogram in Section 4A and 4B which was applicable and has been paid to VINTAGE for the calendar year)

VINTAGE shall invoice NORAMCO for the amount of the Market Subsidy at the end of the calendar year. NORAMCO shall pay the amount within 30 days of receipt of this invoice. VINTAGE will have its Certified Public Accountants verify the 5/500 Percentage at NORAMCO’S request.

The Market Subsidy shall be reviewed at the end of 2003. VINTAGE’S average selling price per bottle of *** *** 5/500 tablets in 2000 was $***. VINTAGE shall calculate the comparable price per bottle for 2003. If it is higher in 2003, the amount of the Market Subsidy shall be reduced during calendar 2004 by $*** per kilogram of *** for every $*** per bottle increases between 2000 and 2003 in the average selling price per bottle. This review will be repeated at the end of 2004.

If VINTAGE identifies other opportunities in which NORAMCO can support its growth, NORAMCO will agree to meet with VINTAGE and review the opportunity for collaboration.

D. Market Price Adjustment

If VINTAGE receives a written quote from a supplier who is approved by DEA as a manufacturer of the Product which meets the following conditions:

1)	The supplier is qualified by VINTAGE and approved by the FDA

2)	The offer is to supply at least ***% of VINTAGE’S Available Requirements.

3)	The quoted price per kilogram (“Quoted Price”) is lower than the price per kilogram after all applicable rebates in Sections 4A, 4B, 4C (“Supply Price”) for the remaining term of this agreement.

4)	The quote includes a provision equivalent to the terms in Section 5.

NORAMCO will adjust its Supply Price as follows:

A.	If the Quoted Price is for only one Product and it is between ***% less than the Supply Price:

No Adjustment

B.	If the Quoted Price is for all Products or more than ***% below the Supply Price for one Product, NORAMCO will reduce its Supply Price by an amount equal to:

(Supply Price) less (Quoted Price) equals (Amount of Rebate Per Unit)

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NORAMCO will have the right to verify the terms of the written quote and the status of the supplier.

NORAMCO will have the right to cancel all or part of this Agreement if the Section 4D is invoked.

E. Qualification of NORAMCO’s Athens, Georgia Facility to Supply ***

If, at NORAMCO’s request, VINTAGE agrees in writing to qualify *** produced at NORAMCO’s Athens, Georgia facility for use in VINTAGE SKUs whose total usage of *** equals at least ***% of Available Requirements, NORAMCO will reimburse VINTAGE in the amount of *** ($***).

This reimbursement shall be paid on the earlier of:

1)	The date NORAMCO successfully validates *** in its Athens, Georgia facility. The *** produced in Athens will meet all specifications in Exhibit B.

2)	July 1,2002

This reimbursement shall be returned to NORAMCO if VINTAGE is unable to utilize *** in VINTAGE SKU’s whose total usage of *** equals at least *** (***%) of Available Requirements within twelve months of the date NORAMCO is able to supply *** from three validation batches meeting all specifications in Exhibit B.

5. Failure to Supply Beginning January 1, 2002, failure to supply shall occur if:

A.	NORAMCO is unable to deliver within a calendar month an ordered amount of Product equal to ***% of VINTAGE’S Available Requirements divided by twelve.

B.	VINTAGE replaces this shortfall by purchasing an amount of product from a third party.

C.	Failure to Supply is not due to a Force Majeure event.

The “Shortfall Quantity” shall be the lesser of:

A.	***% of VINTAGE’S Available Requirements) divided by (twelve)) less the (actual shipments of Product during the calendar month) or,

B.	The replacement quantity purchased by VINTAGE.

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The Shortfall Quantity for a calendar year may be changed to a fixed number of kilograms of Product by mutual consent of the parties.

If Failure to Supply occurs, NORAMCO shall reimburse VINTAGE as follows:

((actual price per kilogram as paid to the third party) less (the applicable price VINTAGE would have paid to NORAMCO during the month Failure to Supply occurred under the terms in Section 4)) times (the Shortfall Quantity)

VINTAGE shall use reasonable commercial efforts to minimize the amount of this reimbursement.

The total reimbursements for all Failures to Supply within a calendar quarter shall be calculated by VINTAGE and invoiced to NORAMCO. VINTAGE shall, at NORAMCO’S request, provide documentation supporting the calculation of the reimbursement.

The quantity of the total number of kilograms required to be purchased by VINTAGE from a third party shall be considered a delivery for purposes of determining the total number of kilograms to be used to calculate Rebate Amounts in Section 4C of this amendment.

6. Specifications and Changes

NORAMCO does hereby agree to supply VINTAGE with the Product which shall conform to the attached specifications.

NORAMCO agrees to notify VINTAGE prior to all changes in Product specifications which shall affect the regulatory status of the VINTAGE product. VINTAGE agrees to qualify process changes or site changes which require Changes Being Effected filings with the Food and Drug Administration.

NORAMCO does hereby grant permission to VINTAGE to reference as needed NORAMCO’S Drug Master Files for the Products.

7. *** Price Protection If, as a result of entering into this Agreement, VINTAGE experiences an increase in the price charged to it by its supplier of ***, NORAMCO will apply a credit against the future purchases from it of the Products hereunder. The amount of the credit will be:

(Average Purchase price minus $*** per Kilogram) times (Kilograms of *** purchased by VINTAGE during the calendar year)

The “Average Purchase price” shall be the actual average price per kilogram paid by VINTAGE for *** during a calendar year.

In no event shall the cumulative credit extended during a calendar year under this provision exceed the sum of $***.

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8. Forecast and Orders (a) On an annual basis, at the beginning of each calendar year during the term of this Agreement, VINTAGE shall provide NORAMCO with a non-binding written forecast of VINTAGE’S expected requirements for Products during that year. This forecast shall be updated at the beginning of each calendar quarter. VINTAGE shall place binding orders for Products which shall include package sizes required by written purchase order to NORAMCO, which shall be placed at least thirty (30) days prior to the desired date of delivery.

b) To the extent of any conflict or inconsistency between this Agreement and any purchase order, purchase order release, confirmation, acceptance or any similar document, the terms of this Agreement shall govern.

c) VINTAGE will notify NORAMCO if it expects to launch new SKUs which are expected to increase VINTAGE’S Available Requirements for *** or *** by more than 1,000 kilograms within the following twelve months. Upon notification, NORAMCO and VINTAGE will work out a mutually acceptable plan to meet VINTAGE requirements.

9. Acceptance of Products: Corrective Actions a) Delivery of any Product by NORAMCO to VINTAGE shall constitute a certification by NORAMCO that the Product has been tested, has been found to conform fully to the Product Specifications and is free from defects in design, material and workmanship. The test methods and data shown on the Certificate of Analysis shall be mutually agreed upon by NORAMCO and VINTAGE.

After delivery of a shipment of any Products to VINTAGE, VINTAGE shall have thirty (30) days to examine the Products to determine if they conform to the Product Specifications and if they are free from defects in design, material and workmanship, and on the basis of such examination, to accept or reject such shipment. Any claims for failure to conform or for such defects (“Claims”) shall be made by VINTAGE in writing to NORAMCO, indicating the nonconforming characteristics in test methods prior to any return of unacceptable Product to NORAMCO. NORAMCO will not accept return of opened containers without a certification from VINTAGE that they were stored and sampled in conformance with Good Manufacturing Practices. NORAMCO shall pay for all shipping costs of returning Products that are subject of Claims.

b) Any shipment of Products for which VINTAGE shall not submit a Claim within thirty (30) days of delivery shall be deemed accepted. Upon acceptance, VINTAGE shall release NORAMCO from all Claims for non-conformity of defects except Claims for latent defects which are not reasonably detectable at the time of acceptance. The acceptance by VINTAGE of such Products shall not constitute a waiver of any rights of VINTAGE or a release of any obligations of NORAMCO except those rights and obligations set forth in Section 9.

10. Representations and Warranties NORAMCO represents and warrants to VINTAGE that all Products supplied in connection with this Agreement shall be of merchantable quality, fit for the purposes intended by this Agreement and free from defects in material and workmanship and shall be manufactured and provided by NORAMCO in accordance and conformity with the Product Specifications and in compliance with this Agreement. All such Products shall meet U.S. Food and Drug Administration and U.S. Drug Enforcement Agency standards and requirements for product to be lawfully shipped and sold.

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NORAMCO will allow VINTAGE to refer to the Drug master Files of the Products in support of any of its applications for the FDA.

11. Inspection of Premises VINTAGE shall have the right, upon reasonable notice to NORAMCO and during regular business hours, to inspect and audit the facilities being used by NORAMCO for production of the Products to assure compliance by NORAMCO with applicable rules and regulations and with other provisions of this Agreement.

12. Indemnification a) NORAMCO shall indemnify and hold harmless VINTAGE and its Affiliates and their officers, directors, and employees from and against any and all claims, losses, damages, judgments, costs, awards, expenses (including reasonable attorneys’ fees) and liabilities of every kind (collectively, “Losses”) arising directly out of or resulting directly from any breach by NORAMCO of any of its warranties, guarantees, representations, obligations or covenants contained herein.

b) VINTAGE agrees to give NORAMCO prompt written notice of any matter upon which VINTAGE intends to base a claim for indemnification (an “Indemnity Claim”). NORAMCO shall have the right to participate jointly with VINTAGE in VINTAGE’S defense, settlement or other disposition of any Indemnity Claim. With respect to any Indemnity Claim relating solely to the payment of money damages and which could not result in VINTAGE’S becoming subject to injunctive or other equitable relief or otherwise adversely affect the business of VINTAGE in any manner, and as to which NORAMCO shall have acknowledged in writing the obligation to indemnify VINTAGE hereunder, NORAMCO shall have the sole right to defend, settle or otherwise dispose of such indemnity Claim, on such terms as NORAMCO, in its sole discretion, shall deem appropriate, provided that NORAMCO shall provide reasonable evidence of its ability to pay any damages claimed and with respect to any such settlement shall have obtained the written release of VINTAGE from the Indemnity Claim. NORAMCO shall obtain the written consent of VINTAGE, which shall not be unreasonably withheld, prior to ceasing to defend, settling or otherwise disposing of any Indemnity Claim if as a result thereof VINTAGE would become subject to injunctive or other equitable relief or the business of VINTAGE would be adversely effected in any manner.

c) This article shall survive any termination of this Agreement.

13. Term After December 31, 2005, this Agreement shall automatically renew for additional one-year terms unless, at least six (6) months prior to the termination date or the closing date of any subsequent renewal period, either party provides written notice to the other of its intention to terminate.

14. Termination a) This Agreement may be terminated, prior to its original termination date or any subsequent renewal period termination date, upon fifteen (15) days notice by either party in the event that the other party hereto shall file a petition or receive service of an involuntary petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment debts.

b) This Agreement may be terminated, prior to its termination date by either party giving notice of its intent to terminate and stating the grounds therefor if the other party shall

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materially breach or materially fail in the observance or performance of any representation, warranty, guarantee, covenant or obligation under this Agreement. The party receiving the notice shall have sixty (60) days from the date of receipt thereof to cure the breach or failure. In the event such a breach or failure is cured, the notice shall be of no effect.

c) Notwithstanding the termination of this Agreement for any reason, each party hereto shall be entitled to recover any and all damages which such party shall have sustained by reason of the breach by the other party hereto of any of the terms of this Agreement. Termination of this Agreement for any reason shall not release either party hereto from any liability which at such time has already accrued or which thereafter accrues from a breach or default prior to such expiration or termination, nor affect in any way the survival of any other right, duty or obligation of either party hereto which is expressly stated elsewhere in this Agreement to survive such termination.

15. Force Majeure If either party is prevented from performing any of its obligations hereunder due to any cause which is beyond the non-performing party’s reasonable control, including fire, explosion, flood, or other acts of God; acts, regulations, or failure of public utilities or common carriers (a “Force Majeure Event”), such non-performing party shall not be liable for breach of this Agreement with respect to such non-performance to the extent any such non-performance is due to a Force Majeure Event. Such non-performance will be excused for three (3) months or as long as such event shall be continuing (whichever occurs sooner), provided that the non-performing party gives immediate written notice to the other party of the Force Majeure Event. Such non-performing party shall exercise all reasonable efforts to eliminate the Force Majeure Event and to resume performance of its affected obligations as soon as practicable.

16. Taxes VINTAGE shall assume liability for all taxes, excises or other charges which relate to the Products and are imposed by any local, state or federal authority after title to the Products passes to VINTAGE. VINTAGE further agrees to indemnify NORAMCO against any and all such liability for taxes as well as any reasonable legal fees or costs incurred by NORAMCO in connection therewith. To the best of NORAMCO’S knowledge, there are no such taxes, excises or other charges now in effect.

17. Relationship of the Parties The Relationship of VINTAGE and NORAMCO established by this Agreement is that of independent contractors, and nothing contained herein shall be construed to (i) give either party any right or authority to create or assume any obligation of any kind on behalf of the other or (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.

18. Publicity Neither party shall originate any publicity, news release, or other announcement, written or oral, whether to the public press, the trade, their customers or otherwise, relating to this Agreement or to the existence of any arrangement between the parties without the prior written approval of the other party.

19. Construction This Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of New Jersey.

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20. Entire Agreement This Agreement (i) constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and there are no promises, representation, conditions, provision or terms related thereto other than those set forth in this Agreement and (ii) supersedes all previous understandings, agreements and representations between the parties, written or oral. No modification, change or amendment to this Agreement shall be effective unless in writing signed by each of the parties hereto.

21. Headings The headings used herein have been inserted for convenience only and shall not affect the interpretation of this Agreement.

22. Notices All notices and other communications hereunder shall be in writing and delivered personally or mailed by overnight, U.S. mail, postage prepaid, or by certified or registered U.S. mail, return receipt requested, postage prepaid, or sent by Federal Express or another internationally recognized courier service (billed to sender), to the following addresses:

if to NORAMCO:	NORAMCO of Delaware, Inc. 824 Marke Street, Suite 860 Wilmington, DE 19801 ATTN: Vice President Administration

if to VINTAGE:	VINTAGE Pharmaceuticals, Inc. 130 Vintage Drive Huntsville, AL 35811 ATTN: William S. Propst, Sr., President
	Telephone:	(256) 859-4011
	Fax:	(256) 859-2903

or to such other place as either party may designate by written notice to the other.

23. Failure to Exercise The failure of either party to enforce at any time for any period any provision hereof shall not be construed to be a waiver of such provision or of the right of such party thereafter to enforce each such provision, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. Remedies provided herein are cumulative and not exclusively of any remedies provided at law.

24. Assignment This Agreement may not be assigned by either party without the prior written consent of the other, except that VINTAGE or NORAMCO may assign its rights and/or obligations hereunder to any of its Affiliates. Subject to the foregoing sentence, this Agreement shall bind and inure to the benefit of the parties hereto and respective successors and assigns.

25. Severability Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, to the extent the economic benefits conferred by this Agreement to both parties remain substantially unimpaired, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective representatives as of the day and year first above written.

VINTAGE PHARMACEUTICALS, INC. an Alabama corporation		NORAMCO, a division of McNeilab, Inc. a Pennsylvania corporation

BY:		BY:

NAME:	William S. Propst, Sr.	NAME: Michael B. Kindergan
TITLE:	President	TITLE:	Vice President, Administration

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EXHIBIT A

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EXHIBIT B

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EXHIBIT C

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